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EXHIBIT 23.2

                   CONSENT OF INDEPENDENT REGISTERED CERTIFIED
                            PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-100332 and No. 333-100333) of WCI Communities, Inc. of our report dated February XX, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which is incorporated in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Miami, Florida
February 28, 2005